Exhibit 8.3

February 8, 2019

Omega Healthcare Investors, Inc 303 International Circle Suite 200 Hunt Valley, Maryland 21030

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), in connection with the proposed merger (the “Merger”) of MedEquities Realty Trust, Inc., a Maryland corporation (“MedEquities”), with and into the Company, with the Company surviving. The Merger will be consummated pursuant to that Agreement and Plan of Merger dated as of January 2, 2019, by and among the Company, OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, MedEquities, MedEquities OP GP, LLC, a Delaware limited liability company, and MedEquities Realty Operating Partnership, LP, a Delaware limited partnership (the “Merger Agreement”). This opinion letter is being delivered to you in connection with, and appears as an exhibit to, the proxy statement/prospectus included in the registration statement on Form S-4, filed by the Company on February 8, 2019 (together with the documents incorporated by reference therein, the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). You have requested our opinion regarding the qualification and taxation of the Company as a “real estate investment trust” (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

            In rendering our opinion, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of (i) the Articles of Incorporation, the Articles of Amendment, Articles of Amendment and Restatement, and Articles Supplementary thereto, of the Company and its subsidiaries, (ii) the Merger Agreement, (iii) the Registration Statement and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate. We also have relied upon factual statements and representations made to us by representatives of the Company that are set forth in a certificate executed and provided to us by the Company (the “Officers’ Certificate”). With respect to the ownership of stock of the Company for certain periods prior to March 8, 2004, we also have relied on a letter from Explorer Holdings, L.P., regarding the ownership of stock of the Company by Explorer Holdings, L.P., Explorer Holdings Level II, L.P., and Hampstead Investment Partners III, L.P. (the “Representation Letter”). For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates and records set forth above, and that the statements and representations made in the Officers’ Certificate and the Representation Letter are and will remain true, correct and complete. We also have assumed that the Merger Agreement, the Registration Statement, and such other documents, certificates and records, and that the statements as to factual matters and representations contained in the Merger Agreement, the Registration Statement, and such other documents, certificates and records, are true, correct and complete and will continue to be true, correct and complete through the completion of the transactions contemplated therein. For purposes of this opinion, however, we have not assumed the correctness of any statement to the effect that the Company qualifies as a REIT under the Code and the rules and regulations promulgated thereunder (the “Regulations”).

Omega Healthcare Investors, Inc February 8, 2019 Page 2

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo copies, and the authenticity of the originals of such copies, or by facsimile or other means of electronic transmission, or which we obtained from the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the SEC on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party (other than the Company) has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties and the validity and binding effect thereof on such parties. We have assumed that all of the documents we have reviewed will be complied with without waiver or modification. Finally, in connection with the opinions rendered below, we have assumed that:

(i)            during its taxable year ended December 31, 1992 and in each subsequent taxable year to present, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the Officers’ Certificate true for each of such years, as of the date hereof, and any representation made as a belief, made “to the knowledge of,” or made in a similarly qualified manner is true, correct, and complete, as of the date hereof, without such qualification;

(ii)           Explorer Holdings, L.P., Explorer Holdings Level II, L.P., and Hampstead Investment Partners III, L.P. are partnerships for purposes of Section 544(a)(1) of the Code; and

(iii)          Yale University and The Board of Trustees of Leland Stanford Junior University are organizations described in Section 170(b)(1)(A)(ii) of the Code.

 In rendering our opinion, we have considered the applicable provisions of the Code, the Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all in effect as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

Based on the foregoing, in reliance thereon and subject thereto and to the limitations stated below, it is our opinion that from and including the Company’s taxable year ended December 31, 1992, the Company was and is organized in conformity with the requirements for, its actual method of operation through the date hereof has permitted, and its proposed methods of operations as described in the Registration Statement will enable the Company to continue to meet the requirements for, qualification and taxation as a REIT under the Code.

The Company’s qualification and taxation as a REIT depends upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders and the diversity of its stock ownership. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company and its subsidiaries, the sources of their income, the nature of their assets, the level of the Company’s distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT and conform to the representations in the Officers’ Certificate.

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 Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the transactions discussed in the Merger Agreement or Registration Statement or of any transaction related thereto or contemplated thereby. This opinion is expressed as of the date hereof, and we are under no obligation to advise you of, supplement, or revise our opinion to reflect, any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP

Bryan Cave Leighton Paisner LLP